UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2009
NYMAGIC, INC.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-11238 (Commission File Number)	13-3534162 (IRS Employer Identification No.)
919 Third Avenue, New York, New York 10022
(Address of principal executive offices)
(212) 551-0600
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 23, 2009, NYMAGIC, INC. (the “Company”) entered into a Restated Employment Agreement (the “Yanoff Employment Agreement”) with Glenn R. Yanoff, pursuant to which Mr. Yanoff will continue to serve as an executive officer of the Company and as President of MMO Agencies, an operating division of the Company. The Yanoff Employment Agreement supersedes and replaces in its entirety the prior employment agreement, dated May 1, 2008, between Mr. Yanoff and the Company.
The Yanoff Employment Agreement provides for a term ending on April 30, 2013. Under the Yanoff Employment Agreement, Mr. Yanoff is entitled to a base salary of $400,000. In addition, Mr. Yanoff will participate in the Company’s annual incentive compensation plan with a bonus range of $0 to $300,000 and a target annual incentive award of $200,000. In addition, Mr. Yanoff will be guaranteed an annual incentive award of $100,000 for 2009 and annual incentive awards of $75,000 for each of 2010, 2011 and 2012. The Yanoff Employment Agreement also provides for reimbursement of reasonable expenses incurred in the performance of Mr. Yanoff’s duties, and includes provisions governing termination for death, disability, cause and without cause. The Yanoff Employment Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is furnished or filed, as applicable, with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Restated Employment Agreement, dated as of September 23, 2009, by and between Glenn R. Yanoff and NYMAGIC, INC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NYMAGIC, INC.
By:	/s/ Thomas J. Iacopelli
	Name:	Thomas J. Iacopelli
	Title:	Chief Financial Officer and Treasurer

Dated: September 28, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Restated Employment Agreement, dated as of September 23, 2009, by and between Glenn R. Yanoff and NYMAGIC, INC.